UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2024

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            On December 27, 2024, we entered into new employment agreements with Jerry Morgan, our Chief Executive Officer; Gina Tobin, our President; Chris Monroe, our Chief Financial Officer; Chris Colson, our Chief Legal and Administrative Officer and Corporate Secretary; Hernan Mujica, our Chief Technology Officer; and Travis Doster, our Chief Communications Officer. Each employment agreement is effective on January 8, 2025 and has an initial term expiring on January 7, 2028. Thereafter, each employment agreement will automatically renew for successive one-year terms unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration. The new employment agreements supersede and replace the prior employment agreements with Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin.

Base Salary.   Each officer’s employment agreement establishes an annual base salary as shown in the table below. During the term of the employment agreement, base salary increases are at the discretion of the Compensation Committee.

2025 ($)
Jerry Morgan	1,400,000
Gina Tobin	725,000
Chris Monroe	630,000
Chris Colson	630,000
Hernan Mujica	630,000
Travis Doster	630,000

Incentive Bonus.   Each officer’s employment agreement provides an annual short-term cash incentive opportunity with a target bonus as set forth in the table below, with increases in the target bonus amount at the discretion of the Compensation Committee. During the term of the employment agreement, the performance criteria and terms of bonus awards are at the discretion of the Compensation Committee. The targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the Compensation Committee of the Board.

	2025 Target Bonus ($)	2025 Minimum Bonus ($)	2025 Maximum Bonus ($)
Jerry Morgan	1,400,000	0	2,800,000
Gina Tobin	725,000	0	1,450,000
Chris Monroe	525,000	0	1,050,000
Chris Colson	525,000	0	1,050,000
Hernan Mujica	525,000	0	1,050,000
Travis Doster	525,000	0	1,050,000

Stock Awards.   Each employment agreement provides that the Compensation Committee of the Board may grant certain stock awards to the executive officers during the term of the agreement. The amount, performance criteria and terms of equity awards are at the discretion of the Compensation Committee of the Board. In connection with the same, on December 27, 2024, the Compensation Committee authorized the grant of service-based restricted stock units equal to the dollar amount described in the table below for each executive officer with respect to their respective 2025 fiscal year service. These service-based restricted stock units will be calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares. Additionally, these service-based restricted stock units will be granted on January 8, 2025 and will vest on January 8, 2026, provided the officer is still employed as of the vesting date.

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Restricted Stock Units ($)
Jerry Morgan	2,100,000
Gina Tobin	725,000
Chris Monroe	472,500
Chris Colson	472,500
Hernan Mujica	472,500
Travis Doster	472,500

Additionally, on December 27, 2024, the Compensation Committee authorized a three-year grant of performance-based restricted stock units as described in the table below for those executive officers listed below with respect to their respective 2025 fiscal year service, 2026 fiscal year service, and 2027 fiscal year service. These performance-based restricted stock units will be calculated by dividing the target dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares. Additionally, these performance-based restricted stock units will be granted on January 8, 2025 and one-third of each officer’s performance-based restricted stock units will vest each year on January 8 over a three-year period, commencing on January 8, 2026, subject to the achievement of defined goals established by the Compensation Committee of the Board. The performance targets are currently based upon earnings per share growth and pre-tax profits as more particularly described below. Depending on the level of achievement of the goals, the number of performance-based restricted stock units vesting may be reduced to zero or increased to a maximum of two times the target amount shown below.

	Target $ of Performance-Based Restricted Stock Units	Minimum $ of Performance-Based Restricted Stock Units	Maximum $ of Performance-Based Restricted Stock Units
Jerry Morgan	6,300,000	0	12,600,000
Gina Tobin	2,175,000	0	4,350,000
Chris Monroe	1,417,500	0	2,835,000
Chris Colson	1,417,500	0	2,835,000
Hernan Mujica	1,417,500	0	2,835,000
Travis Doster	1,417,500	0	2,835,000

For these performance-based restricted stock units, the Compensation Committee established a two-pronged approach. Under this approach, 50% will be based on pre-tax profits and the other 50% of the target equity award is awarded based on whether the Company achieves the following EPS growth target:

(i)	with respect to the one-third portion of the applicable performance-based restricted stock units relating to their 2025 fiscal year service, a one-year EPS growth target of 10% as compared to the 2024 fiscal year,

(ii)	with respect to the one-third portion of the applicable performance-based restricted stock units relating to their 2026 fiscal year service, a two-year EPS growth target of 21% as compared to the 2024 fiscal year, and

(iii)	with respect to the one-third portion of the applicable performance-based restricted stock units relating to their 2027 fiscal year service, a three-year EPS growth target of 33% as compared to the 2024 fiscal year.

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Separation and Change in Control Arrangements.  The employment agreements provide that the agreement and an officer’s employment will terminate during the term of the employment agreement if any of the following occurs: (i) termination by the Company for Cause (as defined in the employment agreement); (ii) termination by the Company without Cause; (iii) resignation by the applicable officer for Good Reason (as hereinafter defined); (iv) resignation by the applicable officer without Good Reason; (v) an officer’s death or long-term disability; and/or (vi) an officer’s retirement. The employment agreements also provide for the payment by the Company to the applicable officer of the Base Termination Payments (as hereinafter defined) and/or the Separation Pay (as hereinafter defined) based on the applicable termination event. The following table describes the payment type by applicable termination event.

Termination Event	Payment Type
Termination for Cause	Base Termination Payments
Termination without Cause	Base Termination Payments and Separation Pay
Resignation for Good Reason	Base Termination Payments and Separation Pay
Resignation without Good Reason	Base Termination Payments
Officer Death / Long-Term Disability	Base Termination Payments
Officer Retirement	Base Termination Payments

The payment of the Separation Pay is generally contingent upon the officer’s execution of a full release of claims against the Company and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. The employment agreements provide for the reduction of Change in Control payments to the maximum amount that could be paid to the officers without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. For the purposes of the employment agreements, (A) the term “Good Reason” means termination for certain circumstances expressly described in the employment agreement that occurs within 12 months following a Change of Control; (B) the term “Base Termination Payments” means (i) the officer’s base salary through the date of termination, plus (ii) any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus (iii) any accrued paid time off that might be due in accordance with the Company’s policies, plus (iv) any expenses owed to the applicable officer under the employment agreement; and (C) the term “Separation Pay” means the following:

(a)            to the extent the employment agreement is terminated by the Company without Cause, then (x) with respect to our Chief Executive Officer, (i) two times the officer’s then current base salary, plus (ii) an incentive bonus for the year in which the date of termination occurs, equal to the officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iii) to the extent the officer is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for a 18 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA); and (y) with respect to all other executives, (i) one times the officer’s then current base salary, plus (ii) an incentive bonus for the year in which the date of termination occurs, equal to the officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iii) to the extent the officer is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for a 12 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA); and

(b)            to the extent the employment agreement is terminated due to an officer’s resignation for Good Reason within 12 months following a Change in Control, then (x) with respect to our Chief Executive Officer, (i)  two times the officer’s then current base salary, plus (ii) two times the officer’s then target incentive bonus, plus (iii) an incentive bonus for the year in which the date of termination occurs, equal to the officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iv) to the extent the officer is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for a 18 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA); and (y) with respect to all other executives, (i) one and half times the officer’s then current base salary, plus (ii) one and half times the officer’s then target incentive bonus, plus (iii) an incentive bonus for the year in which the date of termination occurs, equal to the officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iii) to the extent the officer is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for a 18 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA).

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Non-competition and Other Restrictions. Each officer has agreed not to compete with us during the term of his or her employment and for a period of two years following the termination of his or her employment agreement. The employment agreements also contain certain confidentiality, non-solicitation, and non-disparagement provisions. The employment agreements contain a “clawback” provision that any compensation paid or payable to the employment agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the employment agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: December 31, 2024	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer

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